Exhibit 99.2

BRISTOL-MYERS SQUIBB COMPANY

NET SALES

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Net Sales
Pharmaceuticals	$3,700	$3,859	$7,559	$3,154	$10,713	$3,148	$13,861	$3,457							-7%	-7%

US Pharmaceuticals	2,064	2,197	4,261	1,609	5,870	1,501	7,371	1,932							-6%	-6%
Primary Care	1,409	1,441	2,850	819	3,669	648	4,317	1,090							-23%	-23%
Oncology/Virology	419	458	877	494	1,371	525	1,896	504							20%	20%
Neuroscience	231	280	511	262	773	297	1,070	298							29%	29%
Immunoscience	5	18	23	34	57	31	88	40							*	*

Europe and Middle East Medicines	1,024	1,000	2,024	886	2,910	934	3,844	916							-11%	-11%

Latin America/Canada	288	303	591	300	891	306	1,197	297							3%	3%

Asia/Pacific Medicines	279	320	599	318	917	349	1,266	289							4%	4%

Nutritionals	565	582	1,147	582	1,729	618	2,347	606							7%	7%

Other Health Care	411	430	841	418	1,259	447	1,706	413							—	—

ConvaTec	230	262	492	265	757	291	1,048	254							10%	10%

Medical Imaging	181	168	349	153	502	156	658	159							-12%	-12%

Total Company	$4,676	$4,871	$9,547	$4,154	$13,701	$4,213	$17,914	$4,476							-4%	-4%

	2006							2007							Basis Point Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
% of Total Sales
Pharmaceuticals	79.1%	79.2%	79.2%	75.9%	78.2%	74.7%	77.4%	77.2%							(190)	(190)

US Pharmaceuticals	44.1%	45.1%	44.6%	38.7%	42.8%	35.6%	41.1%	43.2%							(90)	(90)
Primary Care	30.1%	29.6%	29.9%	19.7%	26.8%	15.4%	24.1%	24.4%							(570)	(570)
Oncology/Virology	9.0%	9.4%	9.2%	11.9%	10.0%	12.5%	10.5%	11.3%							230	230
Neuroscience	4.9%	5.7%	5.3%	6.3%	5.6%	7.0%	6.0%	6.7%							180	180
Immunoscience	0.1%	0.4%	0.2%	0.8%	0.4%	0.7%	0.5%	0.8%							70	70

Europe and Middle East Medicines	21.9%	20.5%	21.2%	21.3%	21.2%	22.2%	21.5%	20.5%							(140)	(140)

Latin America/Canada	6.2%	6.2%	6.2%	7.2%	6.5%	7.3%	6.7%	6.6%							40	40

Asia/Pacific Medicines	6.0%	6.6%	6.3%	7.7%	6.7%	8.3%	7.1%	6.5%							50	50

Nutritionals	12.1%	12.0%	12.0%	14.0%	12.6%	14.7%	13.1%	13.5%							140	140

Other Health Care	8.8%	8.8%	8.8%	10.1%	9.2%	10.6%	9.5%	9.3%							50	50

ConvaTec	4.9%	5.4%	5.2%	6.4%	5.5%	6.9%	5.8%	5.7%							80	80

Medical Imaging	3.9%	3.4%	3.6%	3.7%	3.7%	3.7%	3.7%	3.6%							(30)	(30)

Total Company	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*	In Excess of +/- 200%

BRISTOL-MYERS SQUIBB COMPANY

SEGMENT SALES AND COMPOSITION OF CHANGE IN SALES FOR TOTAL COMPANY

FOR THE PERIOD ENDED MARCH 31, 2007

($ in millions)

YEAR-TO-DATE

	Pharmaceuticals Group	Nutritionals	Convatec	Medical Imaging	Total Company
Price Increases/(Decreases)	—	2%	-1%	-3%	—
Foreign Exchange	2%	2%	5%	—	2%
Volume	-9%	3%	6%	-9%	-6%

Total Change	-7%	7%	10%	-12%	-4%

Total 2007 Period to Date Sales	$3,457	$606	$254	$159	$4,476
Total 2006 Period to Date Sales	$3,700	$565	$230	$181	$4,676

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENT OF EARNINGS

($ in millions, except per share amounts)

	2006							2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Net Sales	$4,676	$4,871	$9,547	$4,154	$13,701	$4,213	$17,914	$4,476							-4%	-4%

Cost of products sold	1,476	1,568	3,044	1,465	4,509	1,447	5,956	1,392							-6%	-6%
Marketing, selling and administrative	1,238	1,181	2,419	1,189	3,608	1,311	4,919	1,158							-6%	-6%
Advertising and product promotion	295	352	647	286	933	418	1,351	269							-9%	-9%
Research and development	750	740	1,490	756	2,246	821	3,067	807							8%	8%
Provision for restructuring, net	1	3	4	2	6	53	59	37							*	*
Litigation (income)/charges, net	(21)	(14)	(35)	(9)	(44)	346	302	—							100%	100%
Gain on sale of business and product asset	(200)	—	(200)	—	(200)	—	(200)	—							100%	100%
Equity in net income of affiliates	(93)	(125)	(218)	(118)	(336)	(138)	(474)	(126)							-35%	-35%
Other expense/(income), net	37	56	93	(34)	59	240	299	22							-41%	-41%

Total expenses	3,483	3,761	7,244	3,537	10,781	4,498	15,279	3,559							2%	2%

Earnings/(Loss) Before Minority Interest and Income Taxes	1,193	1,110	2,303	617	2,920	(285)	2,635	917							-23%	-23%

Provision/(Benefit) for income taxes	328	256	584	193	777	(167)	610	86							-74%	-74%
Minority interest, net of taxes	151	187	338	86	424	16	440	141							-7%	-7%

Net Earnings/(Loss)	$714	$667	$1,381	$338	$1,719	$(134)	$1,585	690							-3%	-3%

Interest expense on conversion of convertible debt bonds, net of tax	8	8	16	9	25	— (1)	— (2)	9
Net Earnings/(Loss) used for diluted earnings per common share calculation	$722	$675	$1,397	$347	$1,744	$(134) (1)	$1,585 (2)	699

Diluted Earnings/(Loss) per Common Share**	$0.36	$0.34	$0.70	$0.17	$0.88	$(0.07) (1)	$0.81 (2)	$0.35							-3%	-3%

Average Common Shares Outstanding - Diluted	1,988	1,994	1,992	1,992	1,991	1,961 (1)	1,963 (2)	1,997							—	—
Dividends declared per common share	$0.28	$0.28	$0.56	$0.28	$0.84	$0.28	$1.12	$0.28							—	—

	2006							2007							Basis Point Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
% of Net Sales

Gross Margin	68.4%	67.8%	68.1%	64.7%	67.1%	65.7%	66.8%	68.9%							50	50

Cost of products sold	31.6%	32.2%	31.9%	35.3%	32.9%	34.3%	33.2%	31.1%							(50)	(50)
Marketing, selling and administrative	26.5%	24.2%	25.3%	28.6%	26.3%	31.1%	27.5%	25.9%							(60)	(60)
Advertising and product promotion	6.3%	7.2%	6.8%	6.9%	6.8%	9.9%	7.5%	6.0%							(30)	(30)
Research and development	16.0%	15.2%	15.6%	18.2%	16.4%	19.5%	17.1%	18.0%							200	200
Total expenses	74.5%	77.2%	75.9%	85.1%	78.7%	106.8%	85.3%	79.5%							500	500

Earnings/(Loss) Before Minority Interest and Income Taxes	25.5%	22.8%	24.1%	14.9%	21.3%	-6.8%	14.7%	20.5%							(500)	(500)

Net Earnings/(Loss)	15.3%	13.7%	14.5%	8.1%	12.5%	-3.2%	8.8%	15.4%							10	10

Other Ratios
Effective Tax Rate	27.5%	23.1%	25.4%	31.3%	26.6%	58.6%	23.1%	9.4%

	2006							2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Other (Income)/Expense, net

Interest expense	$116	$124	$240	$130	$370	$128	$498	$109							-6%	-6%
Interest income	(62)	(65)	(127)	(74)	(201)	(73)	(274)	(53)							15%	15%
Foreign exchange transaction (gains)/losses	(12)	23	11	(11)	—	6	6	8							167%	167%
Other, net	(5)	(26)	(31)	(79)	(110)	179	69	(42)							*	*

	$37	$56	$93	$(34)	$59	$240	$299	$22							-41%	-41%

*	in excess of +/- 200%
**	amounts may not calculate due to rounding differences between continuing and discontinued operations.
(1)	as a result of the Q4 2006 net loss, Diluted Average Common Shares Outstanding and Loss per Common Share are equal to Basic Average Common Shares Outstanding and Loss per Common Share.
(2)	assumed interest amount and the assumed conversion of convertible debt are not used for Diluted Earnings per Common Share calculation as the impact of convertible debt is anti-dilutive.

BRISTOL-MYERS SQUIBB COMPANY

WORLDWIDE NET SALES BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Total Company	$4,676	$4,871	$9,547	$4,154	$13,701	$4,213	$17,914	$4,476							-4%	-4%

PHARMACEUTICALS	3,700	3,859	7,559	3,154	10,713	3,148	13,861	3,457							-7%	-7%

Cardiovascular	1,917	1,907	3,824	1,239	5,063	1,093	6,156	1,475							-23%	-23%
Plavix	986	1,145	2,131	630	2,761	496	3,257	938							-5%	-5%
Pravachol	536	323	859	192	1,051	146	1,197	135							-75%	-75%
Avapro/ Avalide	233	280	513	277	790	307	1,097	270							16%	16%
Coumadin	55	55	110	53	163	57	220	46							-16%	-16%

Virology	468	524	992	532	1,524	580	2,104	590							26%	26%
Reyataz	207	236	443	233	676	255	931	263							27%	27%
Sustiva Franchise***	175	193	368	201	569	222	791	226							29%	29%
Baraclude	11	14	25	22	47	36	83	45							*	*

Oncology	361	401	762	399	1,161	394	1,555	355							-2%	-2%
Erbitux	138	172	310	175	485	167	652	160							16%	16%
Taxol	147	149	296	137	433	130	563	111							-24%	-24%
Sprycel	—	—	—	11	11	14	25	21							—	—

Affective (Psychiatric) Disorders	323	376	699	354	1,053	404	1,457	408							26%	26%
Abilify**	283	324	607	313	920	362	1,282	366							29%	29%

Immunoscience	5	18	23	34	57	32	89	41							*	*
Orencia	5	18	23	34	57	32	89	41							*	*

Other Pharmaceuticals
Efferalgan	68	62	130	62	192	74	266	81							19%	19%

NUTRITIONALS	565	582	1,147	582	1,729	618	2,347	606							7%	7%
Enfamil	237	253	490	246	736	271	1,007	254							7%	7%
Enfagrow	67	59	126	69	195	67	262	72							7%	7%

OTHER HEALTH CARE	411	430	841	418	1,259	447	1,706	413							—	—

CONVATEC	230	262	492	265	757	291	1,048	254							10%	10%
Ostomy	123	141	264	139	403	151	554	130							6%	6%
Wound Therapeutics	98	107	205	113	318	123	441	107							9%	9%

MEDICAL IMAGING	181	168	349	153	502	156	658	159							-12%	-12%
Cardiolite	103	105	208	97	305	103	408	99							-4%	-4%

*	In excess of +/- 200%
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc.

BRISTOL-MYERS SQUIBB COMPANY

DOMESTIC* NET SALES BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change		% Change in U.S. Total Prescription****
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD	Qtr vs. Qtr	YTD vs. YTD
Total Company	$2,638	$2,806	$5,444	$2,170	$7,614	$2,115	$9,729	$2,505							-5%	-5%

PHARMACEUTICALS	2,076	2,205	4,281	1,619	5,900	1,517	7,417	1,944							-6%	-6%

Cardiovascular	1,341	1,330	2,671	752	3,423	616	4,039	1,045							-22%	-22%
Plavix	850	988	1,838	474	2,312	343	2,655	787							-7%	-7%	-28%	-28%
Pravachol	302	128	430	73	503	50	553	57							-81%	-81%	-86%	-86%
Avapro/ Avalide	139	167	306	159	465	182	647	163							17%	17%	-1%	-1%
Coumadin	47	46	93	45	138	48	186	38							-19%	-19%	-17%	-17%

Virology	259	270	529	292	821	327	1,148	319							23%	23%
Reyataz	119	122	241	129	370	144	514	143							20%	20%	17%	17%
Sustiva Franchise*****	108	115	223	128	351	144	495	144							33%	33%	25%	25%
Baraclude	9	9	18	14	32	18	50	17							89%	89%	127%	127%

Oncology	159	187	346	201	547	195	742	182							14%	14%
Erbitux	136	172	308	173	481	165	646	158							16%	16%	N/A	N/A
Taxol	4	4	8	2	10	2	12	4							—	—	N/A	N/A
Sprycel	—	—	—	11	11	11	22	10							—	—	N/A	N/A

Affective (Psychiatric) Disorders	237	286	523	266	789	302	1,091	305							29%	29%
Abilify**	231	267	498	260	758	294	1,052	293							27%	27%	14%	14%

Immunoscience	5	18	23	34	57	31	88	40							* **	* **
Orencia	5	18	23	34	57	31	88	40							* **	* **	N/A	N/A

Other Pharmaceuticals
Efferalgan	—	—	—	—	—	—	—	—							—	—	N/A	N/A

NUTRITIONALS	247	282	529	267	796	295	1,091	274							11%	11%
Enfamil	155	174	329	169	498	190	688	171							10%	10%	N/A	N/A
Enfagrow	—	—	—	—	—	—	—	—							—	—	N/A	N/A

OTHER HEALTH CARE	231	226	457	215	672	232	904	214							-7%	-7%

CONVATEC	73	85	158	84	242	101	343	78							7%	7%
Ostomy	34	41	75	39	114	45	159	34							—	—	N/A	N/A
Wound Therapeutics	30	34	64	36	100	43	143	32							7%	7%	N/A	N/A

MEDICAL IMAGING	158	141	299	131	430	131	561	136							-14%	-14%
Cardiolite	91	91	182	86	268	90	358	87							-4%	-4%	N/A	N/A

*	This table presents Total Company sales on a legal entity source basis and segment and product sales on a country management reported basis. As a result, the sum of segment sales does not tie to Total Company sales.
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
****	The estimated total U.S. prescription change for the retail and mail order channels are calculated based on Next-Generation Prescription Services (NGPS) version 2.0 data on a weighted-average basis. NGPS data is provided by IMS Health, a supplier of market research for the pharmaceutical industry. The weighted-average basis reflects the fact that mail order prescriptions include a greater volume of product supplied compared to retail prescriptions, which on average are 90 days for mail order and 30 days for retail. The calculation is derived by multiplying NGPS mail order prescription data by a factor that approximates three and adding to this the NGPS retail prescriptions.
*****	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc. The change in U.S. total prescriptions growth for the Sustiva Franchise includes both branded Sustiva and Atripla prescription units.

BRISTOL-MYERS SQUIBB COMPANY

INTERNATIONAL* NET SALES BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006								2007						% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Total Company	$2,038	$2,065	$4,103	$1,984	$6,087	$2,098	$8,185	$1,971							-3%	-3%

PHARMACEUTICALS	1,624	1,654	3,278	1,535	4,813	1,631	6,444	1,513							-7%	-7%

Cardiovascular	576	577	1,153	487	1,640	477	2,117	430							-25%	-25%
Plavix	136	157	293	156	449	153	602	151							11%	11%
Pravachol	234	195	429	119	548	96	644	78							-67%	-67%
Avapro/ Avalide	94	113	207	118	325	125	450	107							14%	14%
Coumadin	8	9	17	8	25	9	34	8							—	—

Virology	209	254	463	240	703	253	956	271							30%	30%
Reyataz	88	114	202	104	306	111	417	120							36%	36%
Sustiva Franchise****	67	78	145	73	218	78	296	82							22%	22%
Baraclude	2	5	7	8	15	18	33	28							***	***

Oncology	202	214	416	198	614	199	813	173							-14%	-14%
Erbitux	2	—	2	2	4	2	6	2							—	—
Taxol	143	145	288	135	423	128	551	107							-25%	-25%
Sprycel	—	—	—	—	—	3	3	11							—	—

Affective (Psychiatric) Disorders	86	90	176	88	264	102	366	103							20%	20%
Abilify**	52	57	109	53	162	68	230	73							40%	40%

Immunoscience	—	—	—	—	—	1	1	1							—	—
Orencia	—	—	—	—	—	1	1	1							—	—

Other Pharmaceuticals
Efferalgan	68	62	130	62	192	74	266	81							19%	19%

NUTRITIONALS	318	300	618	315	933	323	1,256	332							4%	4%
Enfamil	82	79	161	77	238	81	319	83							1%	1%
Enfagrow	67	59	126	69	195	67	262	72							7%	7%

OTHER HEALTH CARE	180	204	384	203	587	215	802	199							11%	11%

CONVATEC	157	177	334	181	515	190	705	176							12%	12%
Ostomy	89	100	189	100	289	106	395	96							8%	8%
Wound Therapeutics	68	73	141	77	218	80	298	75							10%	10%

MEDICAL IMAGING	23	27	50	22	72	25	97	23							—	—
Cardiolite	12	14	26	11	37	13	50	12							—	—

*	This table presents Total Company sales on a legal entity source basis and segment and product sales on a country management reported basis. As a result, the sum of segment sales does not tie to Total Company sales.
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
****	Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of branded Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc.

BRISTOL-MYERS SQUIBB COMPANY

U.S. PHARMACEUTICALS NET SALES

EXCLUDING ESTIMATED IMPACT OF LAUNCH OF GENERIC CLOPIDOGREL BISULFATE

($ in millions)

	2007	2006	% Change
	Q1	Q1	Qtr vs. Qtr
U.S Pharmaceuticals Net Sales
U.S Pharmaceuticals Net Sales as Reported	$1,932	$2,064	-6%
Estimated Impact of Launch of Generic Clopidogrel Bisulfate	300 to 350	—	—
U.S Pharmaceuticals Net Sales Excluding the Estimated

Impact of Launch of Generic Clopidogrel Bisulfate	$2,232 to $2,282	$2,064	8% to 11%

BRISTOL-MYERS SQUIBB COMPANY

GROSS MARGIN

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1				TOTAL YEAR
Net Sales	$4,476				$4,476

Gross Profit
Gross Profit	$3,084				$3,084
Specified items*	16				16

Gross Profit Excluding Specified Items	$3,100				$3,100

Gross Margin %	68.9%				68.9%
Specified items*	0.4%				0.4%

Gross Margin Excluding Specified Items	69.3%				69.3%

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Net Sales	$4,676	$4,871	$4,154	$4,213	$17,914

Gross Profit
Gross Profit	$3,200	$3,303	$2,689	$2,766	$11,958
Specified items*	46	20	72	29	167

Gross Profit Excluding Specified Items	$3,246	$3,323	$2,761	$2,795	$12,125

Gross Margin %
Gross Margin %	68.4%	67.8%	64.7%	65.6%	66.8%
Specified items*	1.0%	0.4%	1.7%	0.7%	0.9%

Gross Margin Excluding Specified Items	69.4%	68.2%	66.4%	66.3%	67.7%

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

RESEARCH AND DEVELOPMENT EXPENSES

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1				TOTAL YEAR
Research and Development Expenses	$807				$807
Specified items*	80				80

Research and Development Expenses Excluding Specified Items	$727				$727

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Research and Development Expenses	$750	$740	$756	$821	$3,067
Specified items*	18	1	17	49	85

Research and Development Expenses Excluding Specified Items	$732	$739	$739	$772	$2,982

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

EFFECTIVE TAX RATE

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1				TOTAL YEAR
Provision for Income Taxes
Provision for Income Taxes	$86				$86
Specified items*	79				79

Provision for Income Taxes Excluding Specified Items	$165				$165

Earnings Before Minority Interest and Provision for Income Taxes	$917				$917
Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,050				$1,050

Effective Tax Rate
Effective Tax Rate	9.4%				9.4%
Effective Tax Rate Excluding Specified Items	15.7%				15.7%

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Provision for Income Taxes
Provision/(Benefit) for Income Taxes	$328	$256	$193	$(167)	$610
Specified items*	(49)	(3)	(34)	196	110

Provision for Income Taxes Excluding Specified Items	$279	$253	$159	$29	$720

Earnings/(Loss) Before Minority Interest and Provision for Income Taxes	$1,193	$1,110	$617	$(285)	$2,635
Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,081	$1,120	$670	$425	$3,296

Effective Tax Rate
Effective Tax Rate	27.5%	23.1%	31.3%	58.6%	23.1%
Effective Tax Rate Excluding Specified Items	25.8%	22.6%	23.7%	6.8%	21.8%

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

EARNINGS BEFORE MINORITY INTEREST AND INCOME TAXES

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1				TOTAL YEAR
Earnings Before Minority Interest and Provision for Income Taxes	$917				$917

Specified items:
Upfront and milestone payments	80				80
Downsizing and streamlining of worldwide operations	37				37
Accelerated depreciation	16				16

Subtotal	133				133

Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,050				$1,050

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Earnings / (Loss) Before Minority Interest and Provision for Income Taxes	$1,193	$1,110	$617	$(285)	$2,635

Specified items:
Gain on sale of product asset	(200)	—	—	—	(200)
Litigation matters	40	(14)	(29)	353	350
Insurance recoveries	(21)	—	(9)	(7)	(37)
Downsizing and streamlining of worldwide operations / other	69	24	91	131	315
Debt retirement costs	—	—	—	220	220
Claim for damages	—	—	—	13	13

Subtotal	(112)	10	53	710	661

Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,081	$1,120	$670	$425	$3,296

BRISTOL-MYERS SQUIBB COMPANY

DILUTED EARNINGS PER COMMON SHARE

EXCLUDING SPECIFIED ITEMS

	2007
	Q1				TOTAL YEAR *
Diluted Earnings per Common Share	$0.35				$0.35

Specified items:
Upfront payments	0.03				0.03
Downsizing and streamlining of worldwide operations	0.01				0.01
Accelerated depreciation	0.01				0.01
Change in estimate for taxes on a prior year specified item	(0.02)				(0.02)

Subtotal	0.03				0.03

Diluted Earnings per Common Share Excluding Specified Items	$0.38				$0.38

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR *
Diluted Earnings / (Loss) per Common Share	$0.36	$0.34	$0.17	$(0.07)	$0.81

Specified items:
Gain on sale of product asset	(0.06)	—	—	—	(0.06)
Litigation matters	0.01	—	(0.01)	0.14	0.14
Insurance recoveries	(0.01)	—	—	—	(0.01)
Downsizing and streamlining of worldwide operations / other	0.02	0.01	0.04	0.05	0.12
Debt retirement costs	—	—	—	0.07	0.07
Tax item	—	—	0.02	—	0.02

Subtotal	(0.04)	0.01	0.05	0.26	0.28

Diluted Earnings per Common Share Excluding Specified Items	$0.32	$0.35	$0.22	$0.19	$1.09

*	quarterly amounts may not add to the annual total due to rounding of individual calculations.

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

($ in millions)

Three months ended March 31, 2007

	Cost of products sold	Research and development	Provision for restructuring, net	Total
Upfront payments	$—	$80	$—	$80
Downsizing and streamlining of worldwide operations	—	—	37	37
Accelerated depreciation	16	—	—	16

	$16	$80	$37	133

Income taxes on items above				(40)
Change in estimate for taxes on a prior year specified item				(39)

Reduction to Net Earnings				$54

Three months ended March 31, 2006

	Cost of products sold	Research and development	Sales Force	Provision for restructuring and other items, net	Litigation settlement income	Other expense, net	Gain on sale of product asset	Total
Litigation Matters:
Insurance recovery	$—	$—	$—	$—	$(21)	$—	$—	$(21)
Commercial litigation	—	—	—	—	—	40	—	40

	—	—	—	—	(21)	40	—	19
Other:
Accelerated depreciation and asset impairment	46	—	4	—	—	—	—	50
Upfront and milestone payments	—	18	—	—	—	—	—	18
Downsizing and streamlining of worldwide operations	—	—	—	1	—	—	—	1
Gain on sale of product asset	—	—	—	—	—	—	(200)	(200)

	$46	$18	$4	$1	$(21)	$40	$(200)	(112)

Income taxes on items above								48
Minority interest, net of taxes								(13)

Increase to Net Earnings								$(77)

BRISTOL-MYERS SQUIBB COMPANY

SELECT BALANCE SHEET INFORMATION

($ in millions)

	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006		March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Cash, cash equivalents and marketable debt securities	$5,281	$5,357	$5,505	$4,013		$4,012	$—	$—	$—
Short-term borrowings	234	189	630	187		241	—	—	—
Long-term debt	8,278	8,239	7,837	7,248		7,132	—	—	—

Net debt	$3,231	$3,071	$2,962	$3,422		$3,361	$—	$—	$—

Receivables, net of allowances	$3,236	$3,326	$2,945	$3,247		$3,381	$—	$—	$—

Stockholders’ equity	11,556	11,712	11,589	9,991	(1)	10,261	—	—	—

Capital expenditures and capitalized software (for the quarter ended)	202	160	199	224		202

(1)	Includes the impact of the adoption of SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)”

BRISTOL-MYERS SQUIBB COMPANY

2007 FULL YEAR PROJECTED DILUTED EPS

EXCLUDING PROJECTED SPECIFIED ITEMS

Full Year 2007
Projected Diluted Earnings per Common Share	$1.24 to $1.34
Projected Specified Items:
Upfront and milestone payments	0.05
Downsizing and streamlining of worldwide operations	0.03
Change in estimate for taxes on a prior year specified item	(0.02)

Total	0.06

Projected Diluted Earnings per Common Share Excluding Specified Items	$1.30 to $1.40

Gross Margin/Research and Development/Tax Rate Projections Excluding Specified Items

Gross margin on a GAAP basis for the three months ended March 31, 2007 was 68.9%, which included specified items of $16 million and had a 0.4% adverse impact on gross margin in aggregate. On a non-GAAP basis, for the three months ended March 31, 2007 gross margin was 69.3%. On a non-GAAP basis, based on historical trends in 2006 and the first quarter of 2007 the Company projects gross margin for the full year 2007 to be at least 100 basis points higher than 2006. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on gross margin. See Gross Margin non comparable tab.

Research and development expenses on a GAAP basis for the three months ended March 31, 2007 were $807 million, which included specified items of $80 million. On a non-GAAP basis, for the three months ended March 31, 2007 research and development expenses were $727 million. On a non-GAAP basis, based on historical trends in 2006 and the first quarter of 2007 the Company projects research and development expenses for the full year 2007 to increase in the mid to upper single digit range compared to 2006. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on research and development. See R&D non comparable tab.

The effective tax rate on a GAAP basis for the three months ended March 31, 2007 was 9.4%, which included specified items of $79 million in the tax provision, and had a 6.3% favorable impact on the effective tax rate in aggregate. On a non-GAAP basis, the three months ended March 31, 2007 effective tax rate was 15.7%. On a non-GAAP basis, based on historical trends in 2006 and the first quarter of 2007 the Company projects effective tax rate for the full year 2007 to be in the 20% range. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on the tax rate. See Tax Rate non comparable tab.

The GAAP results for the full year 2007 would include specified items that may occur and impact results. These specified items could include charges and recoveries relating to significant legal proceedings, debt retirement costs and other charges related to new transactions, upfront and milestone payments, copromotion or alliance charges and charges for in-process research and development related to new external development transactions, gains or losses from asset disposals, restructuring activities and significant tax events. For a fuller discussion of certain of the litigation and other matters that could impact full year GAAP results, as well as the use of non-GAAP financial information, see Bristol-Myers Squibb Company Reports Financial Results For The First Quarter of 2007, April 26, 2007, including “2007 Guidance” and “Use of Non-GAAP Financial Information” therein.

BRISTOL-MYERS SQUIBB COMPANY

ESTIMATED MONTHS ON HAND OF TOP 15 U.S. PHARMACEUTICAL PRODUCTS

IN THE U.S. WHOLESALER DISTRIBUTION CHANNEL

The following tables sets forth, for each of the Company’s top 15 pharmaceutical products (based on 2006 annual net sales) sold by the Company’s U.S. Pharmaceuticals business, the U.S. Pharmaceuticals net sales and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel for the quarters ended March 31, 2007 and 2006 and December 31, 2006 and 2005.

	March 31, 2007		December 31, 2006		March 31, 2006		December 31, 2005
	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand
	(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)
Abilify (total revenue)	$293	0.4	$294	0.5	$231	0.5	$175	0.6
Avapro/Avalide	163	0.4	182	0.5	139	0.4	168	0.6
Baraclude	17	0.6	18	0.7	9	1.0	4	0.7
Coumadin	38	0.7	48	0.8	47	0.6	50	0.8
Erbitux (a)	158	0.3	165	0.4	136	—	121	—
Glucophage Franchise	21	0.6	16	0.7	25	0.7	29	0.7
Kenalog	18	0.5	24	0.8	23	0.7	23	0.9
Orencia (b)	40	0.3	31	0.4	5	0.9	—	—
Paraplatin	5	13.8	6	5.8	7	1.2	5	0.9
Plavix	787	0.6	343	0.6	850	0.4	906	0.6
Pravachol	57	0.6	50	0.6	302	0.4	366	0.6
Reyataz	143	0.7	144	0.7	119	0.6	110	0.5
Sprycel	10	0.7	11	1.4	—	—	—	—
Sustiva Franchise (c) (total revenue)	144	0.7	144	0.7	108	0.5	102	0.6
Zerit	12	0.6	19	0.9	19	0.7	21	0.8

For all products other than Erbitux and Orencia, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of 31 days, all calculated as described below. Factors that may influence the Company’s estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesaler list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using third-party data, which represent their own record-keeping processes and as such, may also reflect estimates.

Estimates of product in the wholesaler distribution channel and out-movement are based on weekly information received directly from third-parties, and excludes any inventory held by intermediaries such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company determines the amount of out-movement of a product over a period of 31 days by using the most recent out-movement of a product as provided by these third parties, adjusted to reflect the Company’s estimate of goods in transit to these wholesalers. The Company estimates the amount of goods in transit by using information provided by these wholesalers with respect to their open orders and the Company’s records of sales to these wholesalers with respect to such open orders.

(a) In the first and second quarter of 2006, the Company sold Erbitux to intermediaries (such as wholesalers and specialty oncology distributors) and shipped Erbitux directly to the end-users of the product who are the customers of those intermediaries. Beginning in the third quarter of 2006, the Company expanded its distribution model to include two distributors who then held Erbitux inventory. One additional distributor was added for Erbitux in the first quarter of 2007. The Company recognizes revenue upon such shipment consistent with its revenue recognition policy. The above estimate of months on hand was calculated by dividing the inventories of Erbitux held by the distributors for their own accounts as reported by the distributors as of the end of the quarter by the out-movements of the product reported by the distributors over the last 31 day period. The inventory levels reported by the distributors are a product of their record-keeping process.

(b) Orencia was launched in February 2006. From launch through the second quarter, the Company distributed Orencia through an exclusive distribution arrangement with a single distributor. Following approval of the supplemental Biologics License Application (sBLA) that allows a third party to manufacture Orencia at an additional site, the exclusive distribution arrangement terminated on July 17, 2006 and the Company expanded its distribution network for ORENCIA to multiple distributors. The above estimates of months on hand was calculated by dividing the inventories of Orencia held by these distributors at the end of the quarter by the out-movement of the product over the last 31 day period, as reported by these distributors. The inventory on hand and out-movements reported by these distributors are a product of the distributors’ own record-keeping process.

(c) Beginning in the third quarter of 2006, the Sustiva Franchise includes sales of Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. The estimated months on hand of the product in the U.S. wholesale distribution channel only include branded Sustiva inventory.

U.S. Pharmaceuticals

Estimated End-User Demand

The following tables set forth for each of the Company’s top 15 pharmaceutical products (based on 2006 annual net sales) sold by the U.S. Pharmaceuticals business, for the three months ended March 31, 2007 compared to the same periods in the prior year: (i) changes in reported U.S. net sales for the period; (ii) estimated total U.S. prescription change for the retail and mail order channels calculated by the Company based on NGPS version 2.0 data on a weighted average basis; and (iii) the estimated U.S. therapeutic category share of the applicable product calculated by the Company based on NGPS version 2.0 data on a weighted-average basis. Prior year prescription data has been adjusted to conform to the NGPS version 2.0 data.

	Three Months Ended March 31, 2007		Month Ended March 31, 2007
	Change in U.S. Net Sales(a)	Change in U.S. Total Prescriptions(b)	Estimated TRx Therapeutic Category Share (b, c)
ABILIFY* (total revenue)	27%	14%	12%
AVAPRO*/AVALIDE*	17	(1)	13
BARACLUDE	89	127	25
COUMADIN	(19)	(17)	14
ERBITUX* (d)	16	N/A	N/A
GLUCOPHAGE* Franchise	(16)	(39)	1
KENALOG (e)	(22)	N/A	N/A
ORENCIA(d)	* *	N/A	N/A
PARAPLATIN (d)	(29)	N/A	N/A
PLAVIX*	(7)	(28)	65
PRAVACHOL	(81)	(86)	1
REYATAZ (f)	20	17	19
SPRYCEL (g)	—	—	5
SUSTIVA Franchise (f, h) (total revenue)	33	25	34
ZERIT	(37)	(26)	4

	Three Months Ended March 31, 2006		Month Ended March 31, 2006
	Change in U.S. Net Sales(a)	Change in U.S. Total Prescriptions(b)	Estimated TRx Therapeutic Category Share (b, c)
ABILIFY* (total revenue)	43%	29%	12%
AVAPRO*/AVALIDE*	36	4	15
BARACLUDE	—	—	15
COUMADIN	12	(28)	18
ERBITUX* (d)	56	N/A	N/A
GLUCOPHAGE* Franchise	(36)	(48)	1
KENALOG (e)	109	N/A	N/A
ORENCIA (d)	—	N/A	N/A
PARAPLATIN (d)	(53)	N/A	N/A
PLAVIX*	26	13	87
PRAVACHOL	17	(17)	6
REYATAZ (f)	29	16	18
SPRYCEL (g)	—	—	—
SUSTIVA (f)	5	2	31
ZERIT	(27)	(35)	6

(a)	Reflects percentage change in net sales in dollar terms, including change in average selling prices and wholesaler buying patterns.

(b)	Derived by multiplying NGPS mail order prescription data by a factor that approximates three and adding to this the NGPS retail prescriptions.
(c)	The therapeutic categories are determined by the Company as those products considered to be in direct competition with the Company’s own products. The products listed above compete in the following therapeutic categories: ABILIFY* (antipsychotics), AVAPRO*/AVALIDE* (angiotensin receptor blockers), BARACLUDE (oral antiviral agent), COUMADIN (warfarin), ERBITUX* (oncology), GLUCOPHAGE* Franchise (oral antidiabetics), KENALOG (intra-articular/intramuscular steroid), ORENCIA (fusion protein), PARAPLATIN (carboplatin), PLAVIX* (antiplatelet agents), PRAVACHOL (HMG CoA reductase inhibitors), REYATAZ (antiretrovirals - third agents excluding NORVIR* and TRIZIVIR*), SPRYCEL (TKIs for leukemia), SUSTIVA Franchise (antiretrovirals - third agents excluding NORVIR* and TRIZIVIR*) and ZERIT (nucleoside reverse transcriptase inhibitors).
(d)	ERBITUX*, PARAPLATIN and ORENCIA are parenterally administered products and do not have prescription-level data as physicians do not write prescriptions for these products. The Company believes therapeutic category share information provided by third parties for these products may not be reliable and accordingly, none is presented here.
(e)	The Company does not have prescription level data because the product is not dispensed through a retail pharmacy. The Company believes therapeutic category share information provided by third parties for this product may not be reliable and accordingly, none is presented here.
(f)	REYATAZ and the SUSTIVA Franchise have been recalculated as a percentage share of antiretrovirals – third agents excluding NORVIR* and TRIZIVIR*.
(g)	SPRYCEL was launched in the U.S. in July 2006.
(h)	Beginning in the third quarter of 2006, SUSTIVA Franchise (total revenue) includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The therapeutic category share information and change in U.S. total prescriptions growth for SUSTIVA Franchise (antiretrovirals – third agents excluding NORVIR* and TRIZIVIR*) includes both branded SUSTIVA and ATRIPLA* prescription units.
**	In excess of 200%.

The Company is reporting REYATAZ’s estimated TRx category share within the antiretrovirals - third agents (excluding NORVIR* and TRIZIVIR*) category rather than the protease inhibitors (excluding NORVIR*) category. The Company believes that the antiretrovirals - third agents (excluding NORVIR* and TRIZIVIR*) category more closely reflects the use of protease inhibitors, which has evolved and competes with other products within the antiretrovirals - third agents (excluding NORVIR* and TRIZIVIR*) category. The historical trends of growth in REYATAZ’s estimated TRx category share between the two categories are not materially different.

The estimated prescription change data and estimated therapeutic category share reported throughout this Form 10-Q only include information from the retail and mail order channels and do not reflect information from other channels, such as hospitals, institutions and long-term care, among others. The data provided by IMS are a product of IMS’ own record-keeping processes and are themselves estimates based on sampling procedures, subject to the inherent limitations of estimates based on sampling.

Estimated Inventory Months on Hand in the Distribution Channel

The following tables set forth for each of the Company’s top 15 pharmaceutical products (based on 2006 annual net sales) sold by the Company’s U.S. Pharmaceuticals business, the U.S. Pharmaceuticals net sales and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel for the quarters ended March 31, 2007 and 2006 and December 31, 2006 and 2005.

	March 31, 2007		March 31, 2006
(Dollars in Millions)	Net Sales	Months on Hand	Net Sales	Months on Hand
ABILIFY* (total revenue)	$293	0.4	$231	0.5
AVAPRO*/AVALIDE*	163	0.4	139	0.4
BARACLUDE	17	0.6	9	1.0
COUMADIN	38	0.7	47	0.6
ERBITUX*	158	0.3	136	—
GLUCOPHAGE* Franchise	21	0.6	25	0.7
KENALOG	18	0.5	23	0.7
ORENCIA	40	0.3	5	0.9
PARAPLATIN	5	13.8	7	1.2
PLAVIX*	787	0.6	850	0.4
PRAVACHOL	57	0.6	302	0.4
REYATAZ	143	0.7	119	0.6
SPRYCEL	10	0.7	—	—
SUSTIVA Franchise (a) (total revenue)	144	0.7	108	0.5
ZERIT	12	0.6	19	0.7

	December 31, 2006		December 31, 2005
(Dollars in Millions)	Net Sales	Months on Hand	Net Sales	Months on Hand
ABILIFY* (total revenue)	$294	0.5	$175	0.6
AVAPRO*/AVALIDE*	182	0.5	168	0.6
BARACLUDE	18	0.7	4	0.7
COUMADIN	48	0.8	50	0.8
ERBITUX*	165	0.4	121	—
GLUCOPHAGE* Franchise	16	0.7	29	0.7
KENALOG	24	0.8	23	0.9
ORENCIA	31	0.4	—	—
PARAPLATIN	6	5.8	5	0.9
PLAVIX*	343	0.6	906	0.6
PRAVACHOL	50	0.6	366	0.6
REYATAZ	144	0.7	110	0.5
SPRYCEL	11	1.4	—	—
SUSTIVA Franchise (a) (total revenue)	144	0.7	102	0.6
ZERIT	19	0.9	21	0.8

(a)	Beginning in the third quarter of 2006, the SUSTIVA Franchise includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The estimated months on hand of the product in the U.S. wholesale distribution channel only include branded SUSTIVA inventory.

In October 2004, the U.S. pediatric exclusivity period for PARAPLATIN expired. The resulting entry of multiple generic competitors for PARAPLATIN led to a significant decrease in demand for PARAPLATIN, which in turn led to the months on hand of the product in the U.S. wholesaler distribution channel exceeding one month on hand at March 31, 2007, December 31, 2006 and March 31, 2006. The estimated value of PARAPLATIN inventory in the U.S. wholesaler distribution channel over one month on hand was approximately $0.4 million at March 31, 2007, $0.6 million at December 31, 2006 and $0.9 million at March 31, 2006. The Company no longer produces PARAPLATIN for the U.S. market and will continue to monitor PARAPLATIN wholesaler inventory levels until they have been depleted.

SPRYCEL was launched in the U.S. in July 2006. Consistent with customary practice at the time of a new product launch, the Company’s U.S. wholesalers built inventories of the product to meet expected demand, and at December 31, 2006, the estimated value of SPRYCEL inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $1.4 million. As of March 31, 2007, SPRYCEL inventory in the U.S. wholesaler distribution channel has been worked down to less than one month on hand.

For all products other than ERBITUX* and ORENCIA, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of 31 days, all calculated as described below. Factors that may influence the Company’s estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesaler list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using third-party data, which represent their own record-keeping processes and as such, may also reflect estimates.

The Company maintains inventory management agreements (IMAs) with most of its U.S. Pharmaceuticals wholesalers, which account for nearly 100% of total gross sales of U.S. pharmaceutical products. Under the current terms of the IMAs, the Company’s three largest wholesaler customers provide the Company with weekly information with respect to inventory levels of product on hand and the amount of out-movement of products. These three wholesalers accounted for nearly 90% of total gross sales of U.S. pharmaceutical products in the first quarter of 2007. The inventory information received from these wholesalers excludes inventory held by intermediaries to whom they sell, such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company uses the information provided by these three wholesalers as of the Friday closest to quarter end to calculate the amount of inventory on hand for these wholesalers at the applicable quarter end. This amount is then increased by the Company’s estimate of goods in transit to these wholesalers based on the Company’s records of sales to these wholesalers, which have not been reflected in the weekly data provided by the wholesalers. Under the Company’s revenue recognition policy, sales are recorded when substantially all the risks and rewards of ownership are transferred, which in the U.S. Pharmaceuticals business is generally when product is shipped. In such cases, goods in transit to a wholesaler are owned by the applicable wholesaler and, accordingly, are reflected in the calculation of inventories in the wholesaler distribution channel. The Company determines the out-movement of a product from these wholesalers over a period of 31 days by using the most recent four weeks of out-movement of a product as provided by these wholesalers and extrapolating such amount to a 31 day basis. The Company estimates for each product, inventory levels on hand and out-movements for all its U.S. Pharmaceuticals business wholesaler customers, by adjusting the three largest wholesalers’ inventory levels and out-movements by a factor that approximates the other remaining wholesalers’ percentage share of total gross sales for such product in the U.S. In addition, the Company receives inventory information from these other wholesalers on a selective basis for certain key products.

The Company’s U.S. Pharmaceuticals business through the IMAs discussed above, has arrangements with substantially all of its direct wholesaler customers and requires those wholesalers to maintain inventory at levels that are no more than one month of their demand.

ORENCIA was launched in February 2006. From launch through the second quarter, the Company distributed ORENCIA through an exclusive distribution arrangement with a single distributor. Following approval of the supplemental Biologics License Application that allows a third party to manufacture ORENCIA at an additional site, the exclusive distribution arrangement terminated on July 17, 2006 and the Company expanded its distribution network for ORENCIA to multiple distributors. The above estimates of months on hand was calculated by dividing the inventories of ORENCIA held by these distributors at the end of the quarter by the out-movement of the product over the last 31 day period, as reported by these distributors. The inventory on hand and out-movements reported by these distributors are a product of the distributors’ own record-keeping processes.

In the first and second quarter of 2006, the Company sold ERBITUX* to intermediaries (such as wholesalers and specialty oncology distributors) and shipped ERBITUX* directly to the end-users of the product who are the customers of those intermediaries. Beginning in the third quarter of 2006, the Company expanded its distribution model to include two distributors who then held ERBITUX* inventory. One additional distributor was added for ERBITUX* in the first quarter of 2007. The Company recognizes revenue upon such shipment consistent with its revenue recognition policy.

The above estimate of months on hand was calculated by dividing the inventories of ERBITUX* held by the distributors for their own accounts as reported by the distributors as of the end of the quarter by the out-movements of the product reported by the distributors over the last 31 day period. The inventory levels reported by the distributors are a product of their record-keeping process.

International Pharmaceuticals, Nutritionals and Other Health Care

The following table sets forth for each of the Company’s key pharmaceutical products and other growth drivers sold by the Company’s International Pharmaceuticals reporting segment, including the top 15 pharmaceutical products sold in the Company’s major non-U.S. countries (based on 2006 net sales), and for each of the key products sold by the other reporting segments listed below, the percentage change in the Company’s estimated ultimate patient/consumer demand for the months of March 2007 and December 2006 compared to the same period in the prior year.

	% Change in Demand on a Constant U.S. Dollar Basis
	March 2007 vs. March 2006	December 2006 vs. December 2005
International Pharmaceuticals
ABILIFY* (total revenue)	5	15
AVAPRO*/AVALIDE*	5	6
BARACLUDE	23	* *
BUFFERIN*	0	11
CAPOTEN	(6)	(16)
DAFALGAN	0	5
EFFERALGAN	(1)	2
MAXIPIME	(4)	(23)
MONOPRIL	(8)	(10)
ORENCIA	* *	N/A
PERFALGAN	1	17
PLAVIX*	1	(8)
PRAVACHOL	(1)	(63)
REYATAZ	16	23
SPRYCEL	N/A	N/A
SUSTIVA Franchise (total revenue)	3	4
TAXOL® (paclitaxel)	(5)	(18)
VIDEX/VIDEX EC	11	(33)
Nutritionals
ENFAMIL/ENFAGROW	6	6
NUTRAMIGEN	4	17
Other Health Care
ConvaTec
Ostomy	5	—
Wound Therapeutics	3	5
Medical Imaging
CARDIOLITE	(8)	(5)

**	In excess of 200%

Estimated Inventory Months on Hand in the Distribution Channel

The following table sets forth for each of the Company’s key products sold by the reporting segments listed below, the net sales of the applicable product for each of the quarters ended March 31, 2007, December 31, 2006, March 31, 2006, and December 31, 2005, and the estimated number of months on hand of the applicable product in the direct customer distribution channel for the reporting segment as of the end of each of the four quarters. The estimates of months on hand for key products described below for the International Pharmaceuticals reporting segment are based on data collected for all of the Company’s significant business units outside of the U.S. Also described further below is information on non-key product(s) where the amount of inventory on hand at direct customers is more than approximately one month and the impact is not de minimis. For the other reporting segments, estimates are based on data collected for the U.S. and all significant business units outside of the U.S.

	March 31, 2007		December 31, 2006
Dollars in Millions	Net Sales	Months On Hand	Net Sales	Months On Hand
International Pharmaceuticals
ABILIFY* (total revenue)	$73	0.6	$68	0.7
AVAPRO*/AVALIDE*	107	0.5	125	0.6
BARACLUDE	28	0.7	18	0.8
BUFFERIN*	24	0.5	32	0.5
CAPOTEN	26	0.8	31	0.8
DAFALGAN	44	1.2	40	1.0
EFFERALGAN	81	1.1	74	0.7
MAXIPIME	29	0.5	33	0.6
MONOPRIL	36	0.8	35	0.9
ORENCIA	1	0.3	1	—
PERFALGAN	58	0.5	54	0.5
PLAVIX*	151	0.5	153	0.6
PRAVACHOL	78	0.6	96	0.8
REYATAZ	120	0.9	111	1.0
SPRYCEL	11	0.4	3	0.5
SUSTIVA Franchise (a) (total revenue)	82	0.5	78	0.5
TAXOL® (paclitaxel)	107	0.7	128	0.7
VIDEX/VIDEX EC	27	1.1	29	1.4
Nutritionals
ENFAMIL/ENFAGROW	326	0.8	338	0.9
NUTRAMIGEN	52	0.9	54	1.0
Other Health Care
ConvaTec
Ostomy	130	0.9	151	1.0
Wound Therapeutics	107	0.9	123	1.0
Medical Imaging
CARDIOLITE	99	0.7	103	0.9

(a)	Beginning in the third quarter of 2006, the SUSTIVA Franchise includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The estimated months on hand of the product in the distribution channel only include branded SUSTIVA inventory.

	March 31, 2006		December 31, 2005
Dollars in Millions	Net Sales	Months on Hand	Net Sales	Months on Hand
International Pharmaceuticals
ABILIFY* (total revenue)	$52	0.6	$49	0.6
AVAPRO*/AVALIDE*	94	0.5	109	0.6
BARACLUDE	2	1.1	1	—
BUFFERIN*	22	0.6	36	0.7
CAPOTEN	35	0.8	38	0.8
DAFALGAN	37	1.4	34	1.2
EFFERALGAN	68	1.2	74	1.0
MAXIPIME	40	0.8	48	0.8
MONOPRIL	46	1.1	43	0.9
ORENCIA	—	—	—	—
PERFALGAN	46	0.6	43	0.6
PLAVIX*	136	0.5	155	0.6
PRAVACHOL	234	1.5	218	0.8
REYATAZ	88	0.6	78	0.6
SPRYCEL	—	—	—	—
SUSTIVA	67	0.5	68	0.6
TAXOL® (paclitaxel)	143	0.6	176	0.8
VIDEX/VIDEX EC	31	0.8	34	0.9
Nutritionals
ENFAMIL/ENFAGROW	304	0.9	330	1.0
NUTRAMIGEN	48	1.0	48	1.1
Other Health Care
ConvaTec
Ostomy	123	0.9	145	1.0
Wound Therapeutics	98	0.9	112	0.9
Medical Imaging
CARDIOLITE	103	0.8	100	1.0

The above months on hand information represents the Company’s estimates of aggregate product level inventory on hand at direct customers divided by the expected demand for the applicable product. Expected demand is the estimated ultimate patient/consumer demand calculated based on estimated end-user consumption or direct customer out-movement data over the most recent 31 day period or other reasonable period. Factors that may affect the Company’s estimates include generic competition, seasonality of products, direct customer purchases in light of price increases, new product or product presentation launches, new warehouse openings by direct customers, new customer stockings by direct customers and expected direct customer purchases for governmental bidding situations.

The Company relies on a variety of methods to calculate months on hand for these reporting segments. Where available, the Company relies on information provided by third parties to determine estimates of aggregate product level inventory on hand at direct customers and expected demand. For the reporting segments listed above; however, the Company has limited information on direct customer product level inventory, end-user consumption and direct customer out-movement data. Further, the quality of third-party information, where available, varies widely. In some circumstances, such as the case with new products or seasonal products, such historical end-user consumption or out-movement information may not be available or applicable. In such cases, the Company uses estimated prospective demand. In cases where direct customer product level inventory, ultimate patient/consumer demand or out-movement data do not exist or are otherwise not available, the Company has developed a variety of other methodologies to calculate estimates of such data, including using such factors as historical sales made to direct customers and third-party market research data related to prescription trends and end-user demand.

As of March 31, 2006, BARACLUDE, an antiviral product, had approximately 1.1 months of inventory on hand at direct customers. The level of inventory on hand was due primarily to stocking of the product in support of the recent launch in China.

As of March 31, 2007, March 31, 2006, and December 31, 2005, DAFALGAN, an analgesic product sold principally in Europe, had approximately 1.2, 1.4 and 1.2 months of inventory on hand, respectively, at direct customers. The level of inventory on hand was due primarily to private pharmacists purchasing DAFALGAN approximately once every eight weeks and the seasonality of the product.

As of March 31, 2007 and March 31, 2006, EFFERALGAN, an analgesic product sold principally in Europe, had approximately 1.1 and 1.2 months of inventory on hand respectively, at direct customers. The level of inventory on hand was due primarily to private pharmacists purchasing EFFERALGAN approximately once every eight weeks and the seasonality of the product.

As of March 31, 2006, MONOPRIL, a cardiovascular product, had approximately 1.1 months of inventory on hand at direct customers. The level of inventory on hand was due primarily to supply of the product in support of its inclusion in a government program in Russia.

As of March 31, 2006, PRAVACHOL, a cardiovascular product, had approximately 1.5 months of inventory on hand at direct customers. The increased level of inventory on hand was due primarily to an increase in orders from a significant direct customer in France.

As of March 31, 2007 and December 31, 2006, VIDEX/VIDEX EC, an antiviral product, had approximately 1.1 and 1.4 months of inventory on hand, respectively, at direct customers. The increased level of inventory on hand was due primarily to government purchasing patterns in Brazil. The Company is contractually obligated to provide VIDEX/VIDEX EC to the Brazilian government upon placement of an order for product by the government. Under the terms of the contract, the Company has no control over the inventory levels relating to such orders.

As of December 31, 2005, NUTRAMIGEN, infant nutritional products sold principally in the U.S., had approximately 1.1 months of inventory on hand at direct customers. The level of inventory on hand at the end of the quarter ended December 31, 2005 was due primarily to holiday stocking by retailers.

The Company continuously seeks to improve the quality of its estimates of months on hand of inventories held by its direct customers including thorough review of its methodologies and processes for calculation of these estimates and review and analysis of its own and third parties’ data used in such calculations. The Company expects that it will continue to review and refine its methodologies and processes for calculation of these estimates and will continue to review and analyze its own and third parties’ data in such calculations. The Company also has and will continue to take steps to expedite the receipt and processing of data for the non-U.S. Pharmaceuticals business.